Exhibit 99.1

DCP Midstream Partners Announces Pricing of 2.50% Senior Notes

DENVER—(BUSINESS WIRE) November 19, 2012 — DCP Midstream Partners, LP (NYSE: DPM) (the Partnership) announced today that its wholly owned subsidiary, DCP Midstream Operating, LP (the Operating Partnership), priced an offering of $500 million aggregate principal amount of 2.50% senior notes due 2017 at a price to the public of 99.379% of their face value (the Offering). The senior notes will be fully and unconditionally guaranteed by the Partnership. The Offering is scheduled to close on November 27, 2012, subject to customary closing conditions.

The Operating Partnership intends to use the net proceeds from the Offering to repay amounts outstanding under the Operating Partnership’s existing term loans and for general partnership purposes.

J.P. Morgan Securities LLC, RBS Securities Inc., SunTrust Robinson Humphrey, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc. are acting as joint book-running managers for this Offering. Credit Suisse Securities (USA) LLC and Mitsubishi UFJ Securities (USA), Inc. are acting as co-managers for this Offering. When available, a copy of the prospectus supplement and accompanying prospectus relating to the Offering may be obtained from any of the underwriters by contacting:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk - 3rd floor

Telephone: (212) 834-4533

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Telephone: (866) 884-2071

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 11th floor

Atlanta, Georgia 30326

Attention: Prospectus Department

Telephone: (800) 685-4786

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (888) 603-5847

Email: barclaysprospectus@broadridge.com

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2836

Attention: Prospectus Group

Telephone: (800) 503-4611

Email: prospectus.CPDG@db.com

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10179

Attention: Transaction Management, Scott Primrose

Telephone: (866) 375-6829

U.S. Bancorp Investments, Inc.

214 N. Tryon

Charlotte, North Carolina 28202

Telephone: (877) 558-2607

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The senior notes are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This Offering may be made only by means of the prospectus supplement and accompanying prospectus.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and condensate; and transporting, storing and selling propane in wholesale markets. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and Phillips 66.

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of Offering proceeds, the anticipated closing date of the Offering and other aspects of the Offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary closing conditions and other factors described in the prospectus supplement and accompanying prospectus for the Offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s reports filed from time to time with the Securities and Exchange Commission and in the prospectus supplement and accompanying prospectus for the Offering. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DCP Midstream Partners, LP

Media and Investor Relations Contact:

Jonni Anwar, 303-605-1868

24-Hour: 303-887-5419

Source: DCP Midstream Partners, LP